EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Recovery Engineering, Inc. 1994 Stock Option and Incentive Plan and to the incorporation by reference therein of our reports dated January 31, 1997, with respect to the financial statements of Recovery Engineering, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
December 3, 1997